EXHIBIT (b)(15)

POWER OF ATTORNEY

The undersigned Directors and Officers of Farmers New World Life Insurance Company, a Washington corporation, hereby constitute and appoint Jerry J. Carnahan, Katherine P. Cody and Patrick J. Carty, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to Registration Statements under the Securities Act of 1933 and under the Investment Company Act of 1940 listed below with respect to the variable annuity policies to be issued through the Farmers Annuity Separate Account A: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, and all applications for any exemption from the federal securities laws, each of said attorneys-in-fact and agents and him or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

Registrant Name	Product Name and File Number
Farmers Annuity Separate Account A	Product Name: Farmers Variable Annuity Securities Act File Number: 333-85183 Investment Company Act File Number: 811-09547

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date set forth below.

Signature	Title	Date

/s/ Paul N. Hopkins Paul N. Hopkins	Director	April 15, 2011

/s/ Jerry J. Carnahan Jerry J. Carnahan	Director	April 11, 2011

/s/ Joachim Masur Joachim Masur	Director	April 13, 2011

/s/ David J. Dietz David J. Dietz	Director	April 13, 2011

/s/ Gary R. Severson Gary R. Severson	Director	April 15, 2011

/s/ Stanley R. Smith Stanley R. Smith	Director	April 13, 2011

/s/ John F. Sullivan, Jr. John F. Sullivan, Jr.	Director	April 13, 2011

/s/ Katherine P. Cody Katherine P. Cody	Director	April 13, 2011